UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2005

                             DATASCENSION INC.
         (Exact name of Registrant as specified in charter)


         Nevada                       0-29087          87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)


145 State College Blvd, Suite 350   Brea, CA		   92821
(Address of principal executive offices)    		(Zip code)

 Registrant's Address and Telephone number, including area code: 714-482-9750



Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 25, 2005, Mr. Robert Sandelman who is currently a board member of Datascension International, the subsidiary of Datascension, was nominated by the board and accepted the position as a Director of Datascension, Inc.

No family relationships exist between Mr. Sandelman and the current board, or officers of Datascension, Inc.

There currently exists a relationship between Mr. Sandelman's company,Sandleman and Associates and Datascension, in that Sandelman and Associates is one of Datascension's largest clients.

Robert Sandelman

Mr. Sandelman has been the president of Sandelman and Associates for the past five years and has more than 30 years of marketing and advertising management experience in a variety of consumer product and service industries. He is considered to be one of the leading experts on foodservice market research and is widely quoted in major publications including The Wall Street Journal, Los Angeles Times, Orange County Register, USA Today, Nation's Restaurant News, Restaurants & Institutions, Chain Leader, Entrepreneur, Advertising Age, Adweek, Brandweek, and American Demographics.

      Mr. Sandelman earned both his Bachelor's degree and his Master's degree in Business Administration from the University of Michigan. He is a member of the National Restaurant Association, and the International Foodservice Manufacturers Association.

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


May 3, 2005.

                                Datascension Inc.


                                By:/s/ Scott Kincer
                                ---------------------------
                                Scott Kincer, President/CEO